SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

    Pursuant to Section 13 or (15) of the Securities Exchange Act of 1934

                                July 31, 1998
                              (Date of Report)

                      Commission File Number 33-53596


                                FC BANC CORP.
            (Exact name or registrant as specified in its charter)

            Ohio                                    34-1718070
(State or other Jurisdiction of         (IRS Employer Identification Number)
 incorporation or organization)

                       Farmers Citizens Bank Building
                                  Box 567
                            Bucyrus, Ohio   44820
                               (419) 562-7040

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                       G. W. Holden, President and CEO
                                 FC Banc Corp.
                        Farmers Citizens Bank Building
                                    Box 567
                             Bucyrus, Ohio   44820
                                 (419) 562-7040

          (Name, address, including ZIP code, and telephone number, including area code, of agent for service)


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ITEM 5. Other Events

MEDIA RELEASE

FC BANC CORP ANNOUNCES 2-FOR-1 STOCK SPLIT

BUCYRUS, Ohio, July 29, 1998 -- The Board of Directors of FC Banc Corp., parent of The Farmers Citizens Bank, declared a 2-for-1 stock split of the company's common stock at its July 24, 1998 quarterly meeting.

The stock split will be accomplished through a 100% stock dividend to be issued on August 21, 1998 to shareholders of record on August 14, 1998. Certificates currently held by shareholders will continue to represent the number of shares indicated, and new certificates will be issued for a like number of shares.

"FC Banc Corp. common stock has been a good investment for our shareholders, and we believe the 2-for-1 split will broaden its appeal to investors," said
G. W. (Bill) Holden, President and Chief Executive Officer. "The action of our board in approving the stock split reaffirms our commitment to share the benefits of success with our shareholders."

FC Banc Corp. Is a one bank holding company with $90.6 million in assets. In addition to its main office in Bucyrus, the Farmers Citizens Bank has two branches there and an office in Cardington, Ohio. The stock trades on the electronic bulletin board under the symbol FCBQ.






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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               FC BANC CORP.
                                               (Registrant)


Date: July 31, 1998                            /S/ G. W. (Bill) Holden
      -------------                            -----------------------
                                               G. W. (Bill) Holden
                                               President and CEO